Exhibit 10.19

SURETY BOND	Bond No. 08167820

KNOW ALL PERSONS BY THESE PRESENTS, that LABOR READY SOUTHEAST, INC. a Corporation – of the State of Washington with headquarters in the City of Tacoma, WA, as Principal, and FIDELITY AND DEPOSIT COMPANY OF MARYLAND a corporation authorized to transactbusiness in Louisiana, as Surety, are held and firmly bound unto the State of Louisiana for the use and benefit of all employees of the Principal to whom or to the dependents of whom the Principal may, during the life of this bond, become liable for benefits as the Louisiana Workers, Compensation Act, in the full and just sum of Five Hundred Thousand and No/100Dollars ($500,000.00––),for the payment of which we bind ourselves, our successors or assigns, jointly and severally, firmly by these presents.

          WHEREAS, in accordance with the provisions of the Louisiana Workers' Compensation Act and the rules of the Louisiana Office of Workers, Compensation Administration, the Principal desires to self-insure its workers' compensation benefits, and has made application for, or received from the Director of the Office of Workers, Compensation Administration of the State of Louisiana, a Certificate of Authority to Self-Insure, upon furnishing satisfactory proof of the ability to self-insure and to compensate any or all employees of said principal for injury or disability, and their dependents for death incurred or sustained by said employees, pursuant to the terms provisions and limitations of said Louisiana Workers' Compensation Act.

          NOW THEREFORE, the conditions of this bond or obligation are such that if Principal shall pay and furnish compensation, pursuant to the terms, provisions and limitations of said Louisiana Workers’ Compensation Act to its employees for injury or disability, and to the dependents of its employees for death incurred or sustained by said employees, then this bond or obligation shall be null and void; otherwise to remain in full force and effect.

FURTHERMORE, it is understood and agreed that:

          1. This bond may be amended, by agreement between the parties hereto and the Director of the Louisiana Office of Workers' Compensation Administration, as to the identity of the principal herein named and, by agreement of the parties hereto, as to the premium or rate of premium. Such amendment must be by endorsement upon, or rider to, this bond, executed by the surety and delivered to or filed with the Director.

          2. The surety does, by these presents, undertake and agree that the benefits of this bond shall cover and extend to all past, present, existing and potential liability of said principal, as a self-insurer, to the extent of the amount herein named, without regard to specific injuries, date or dates of injuries, happenings or events.

          3.       Should the principal post with the Director of the Louisiana Office of Workers' Compensation Administration a replacement security deposit, in the form of a surety bond, irrevocable letter of credit, cash, securities or any combination thereof, in the full amount as may be required by the Director to secure all incurred liabilities for the payment of benefits of said principal under the Louisiana Workers’ Compensation Act, the surety is released from the obligations under this surety bond upon the date of acceptance by the Director of said replacement security deposit.

          4.       If the said principal shall suspend payment of workers’ compensation benefits or shall become insolvent or a receiver shall be appointed for its business, and upon written demand by the Director, the undersigned surety shall pay or cause to be paid to the Office of Workers' Compensation Administration the entire amount of the bond within thirty (30) days of receipt of such demand.

          5.       The surety shall have the right to cancel this bond at any time by giving the principal and the Office of Workers' Compensation Administration of Louisiana at least sixty (60) days prior written notice of its desire to cancel the bond. Such cancellation, however, is not to affect its liability as to any compensation for injuries to the principal's employees occurring prior to the date of cancellation specified in such notice.

          6.       If any part or provision of this bond shall be declared unenforceable or held to be invalid by a court or proper jurisdiction, such determination shall not affect the validity or enforceability of the other provisions or parts of this bond.

             This bond is issued for an indefinite term to begin on the 1st day of July,  2000, and will continue in full force and effect unless terminated in accordance with the above provisions.

             IN WITNESS WHEREOF,. the principal and surety have executed this surety bond on the 17th day of July, 2000 .

WITNESSES:

LABOR READY SOUTHEAST, INC.

/s/ Gary Gibson
PRINCIPAL

FIDELITY AND DEPOSIT COMPANY OF MARYLAND

By:

/s/ Deborah L. Poppe
SURETY
Deborah L. Poppe, Attorney-in-Fact